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STANDARD COMMERCIAL CORPORATION                                       EXHIBIT 11
COMPUTATION OF EARNINGS PER COMMON SHARE

(In thousands, except share information; unaudited).........                                Twelve months ended March 31
                                                                                            ----------------------------
                                                                                            2001         2000         1999
                                                                                            ----         ----         ----
BASIC EARNINGS PER COMMON SHARE
Income before extraordinary gain                                                     $    19,493  $    10,338  $     8,415
Extraordinary gain                                                                         3,200            -            -
                                                                                     -----------  -----------  -----------
Net income applicable to common stock                                                $    22,693  $    10,338  $     8,415
                                                                                     -----------  -----------  -----------


Basic average shares outstanding                                                      13,127,962   12,956,462   12,842,495
                                                                                     -----------  -----------  -----------


Earnings per common shares before extraordinary gain                                 $      1.48  $      0.80  $      0.66
Extraordinary gain per common share                                                         0.25            -            -
                                                                                     -----------  -----------  -----------
Net income per common share                                                          $      1.73  $      0.80  $      0.66
                                                                                     -----------  -----------  -----------


DILUTED EARNINGS PER COMMON SHARE
Income before extraordinary gain                                                     $    19,493  $    10,338  $     8,415
Add-- after-tax interest expense on 7 1/4%
      convertible subordinated debentures                                                  3,065            -            -
                                                                                     -----------  -----------  -----------
Adjusted income before extraordinary gain                                                 22,558       10,338        8,415
Extraordinary gain                                                                         3,200            -            -
                                                                                     -----------  -----------  -----------
Adjusted net income applicable to common stock                                       $    25,758  $    10,338  $     8,415
                                                                                     -----------  -----------  -----------


Basic average shares outstanding                                                      13,127,962   12,956,462   12,842,495
Increase in shares outstanding assuming
 conversion of 7 1/4% convertible subordinated
 debentures at November 13, 1991                                                       2,154,765            0            0
Stock options exercisable                                                                 11,162            0            0
                                                                                     -----------  -----------  -----------
Diluted average shares outstanding                                                    15,293,889   12,956,462   12,842,495
                                                                                     -----------  -----------  -----------


Earnings per common shares before extraordinary gain                                 $      1.47  $      0.80  $      0.66
Extraordinary gain per common share                                                         0.21            0            0
                                                                                     -----------  -----------  -----------
Net income per common share                                                          $      1.68  $      0.80  $      0.66
                                                                                     -----------  -----------  -----------
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* Options issued in Fiscal 2000 and 1999 and the convertible subordinated debentures are anti-dilutive for fiscal years 2000 and 1999 and as such are not included in the computation of diluted earnings per share.